EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-130724, 333-62356 and 333-47246 ) and Form S-8 (File Nos. 333-128306, 333-110167, 333-98243 and 333-62630) of Horizon Offshore, Inc. of our report dated March 12, 2004 relating to the consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2003 of Horizon Offshore, Inc. which appears in this form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 14, 2006